Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@tivityhealth.com

TIVITY HEALTH REPORTS SECOND-QUARTER 2017 RESULTS
AND AFFIRMS FINANCIAL GUIDANCE FOR 2017
———————————
NET INCOME FROM CONTINUING OPERATIONS OF $17.2 MILLION,
OR $0.41 PER DILUTED SHARE; REVENUE OF $138.9 MILLION; EBITDA OF $31.7 MILLION

NASHVILLE, Tenn. (July 27, 2017) – Tivity Health, Inc. (NASDAQ: TVTY) today announced financial results for the second quarter ended June 30, 2017.

Second-Quarter 2017 Financial Highlights

•	Revenues increased by 11.1% to $138.9 million compared with $125.0 million for the second quarter of 2016, driven by growth in all three of the Company's product lines.

•
Net income from continuing operations was $17.2 million, or $0.41 per diluted share, compared with $20.0 million, or $0.54 per diluted share, for the second quarter of 2016. Results for the second quarter of 2017 include an effective income tax rate of 35.7%. Results for the second quarter of 2016 include an effective income tax rate of 0%, due to tax benefits derived from utilizing net operating loss carryforwards from 2015 that were previously subject to a valuation allowance. For illustration, had net income from continuing operations for the second quarter of 2016 been subject to a normalized tax rate of 40.0%, net income would have been $12.0 million or $0.32 per diluted share.

•
Weighted average diluted shares outstanding for the second quarter of 2017 increased to 42.4 million, 13.8% higher than the second quarter of 2016. The diluted share count increase was significantly impacted by the 191% increase in the Company's weighted average stock price in the second quarter of 2017 compared with the second quarter of 2016.

•
EBITDA increased 21.9% to $31.7 million compared with $26.0 million for the second quarter of 2016. EBITDA margin increased to 22.8% for the second quarter of 2017 compared with 20.8% for the second quarter of 2016. See pages 9-10 for a reconciliation of non-GAAP financial measures.

•
Cash flow from operations was $37.0 million for the second quarter of 2017, and free cash flow totaled $36.0 million. Funded debt was $189.8 million at the end of the second quarter of 2017, and the ratio of total debt to trailing 12 months EBITDA, as calculated under the Company's credit facility, improved to 1.5 from 1.9 at the end of 2016.  At June 30, 2017, the Company had cash and cash equivalents of $7.8 million.

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TVTY Reports Second-Quarter Results

July 27, 2017

TIVITY HEALTH, INC.
Financial Highlights
(Dollars in millions, except per-share data)
See pages 9-10 for a reconciliation of non-GAAP financial measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$138.9	$125.0	$279.9	$251.0
Per diluted share:
Net income from continuing operations, GAAP basis	$0.41	$0.54	$0.79	$1.06
Business separation expense	-	-	0.02	-
Restructuring charges	-	-	0.01	-
Adjusted net income from continuing operations, non-GAAP basis	$0.41	$0.54	$0.82	$1.06
Weighted average diluted common shares outstanding (in thousands)	42,369	37,227	41,456	37,043

"Tivity Health continued to produce strong operating and financial results during the second quarter, through fierce execution from our colleagues throughout the Company," said Donato Tramuto, Tivity Health's Chief Executive Officer. "Due to our performance for the first six months of 2017 and the substantial visibility our business model provides into the remainder of the year, we believe we are well-positioned to achieve our financial guidance for the full year.

"We are also pleased with our ongoing work on a variety of pilot projects that are designed to increase member engagement and participation and, thereby, improve the future rate of our revenue growth.  We plan to continue investing in these projects throughout 2017 and into next year, and we expect to begin generating an initial return on investment beginning in 2018. We believe we have a tremendous long-term opportunity to increase participation in both our SilverSneakers® and Prime® programs within each program's existing base of millions of members who are already eligible to enroll and participate. While much work remains to be done on the pilots to understand their results and potential, we are encouraged by developments thus far. We believe this initiative will enable us to significantly expand the number of our members whose physical, emotional and social well-being are improved by our programs, helping them lead their best lives, with dignity, vitality and purpose."

Adam Holland, Tivity Health's Chief Financial Officer, added, "As anticipated, our second-quarter financial performance enabled us to make a reduction in funded debt during the quarter, even as we invested in the Company pilots and began to build our cash balance. We expect to continue each of these actions in the second half of 2017."

Affirms 2017 Financial Guidance

Tivity Health announced today that, based on second-quarter and first-half results and the Company's outlook for the remainder of 2017, it has affirmed its financial guidance for 2017, as follows:
•	revenues in a range of $550 million to $558 million;
•	adjusted EBITDA in a range of $119 million to $123 million; and
•	adjusted earnings per diluted share in a range of $1.50 to $1.58.
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TVTY Reports Second-Quarter Results

July 27, 2017

The guidance for adjusted EBITDA and adjusted earnings per diluted share reflects the exclusion of pre-tax restructuring and business separation expenses totaling $2.4 million that were incurred in the first quarter of 2017.  See page 10 for a reconciliation of adjusted earnings per diluted share guidance to earnings per diluted share guidance.  The Company does not provide a reconciliation of adjusted EBITDA guidance because certain information required for such reconciliation is not determinable with reasonable certainty.

This guidance for 2017 now includes the following assumptions:
•	depreciation and amortization expense of approximately $3 million;
•	total interest expense of approximately $15 million;
•	a federal income tax rate for the remainder of the year of approximately 39%;
•	weighted average diluted shares outstanding of approximately 42.5 million for the full year, with an expected fourth quarter diluted share count of approximately 43.5 million;
•	free cash flow of $90 million to $95 million; and
•	capital expenditures of $8 million to $10 million.

Conference Call

Tivity Health will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.tivityhealth.com and clicking Investors at least 15 minutes early to register, download and install any necessary audio software. Presentation materials related to the conference call may also be accessed by going to www.tivityhealth.com and clicking Investors. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 8810194, and the replay will also be available on the Company's web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings, revenues and results of operations. Those forward-looking statements are subject to the finalization of the Company's quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:
•	the risks associated with recent changes in the Company's senior management team;
•	the Company's ability to sign and implement new contracts for its solutions;
•	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company's ability to anticipate change and respond to emerging trends for healthcare and the impact of the same on demand for the Company's products and services;
•	the Company's ability to develop new products;
•
the Company's ability to anticipate and respond to strategic changes, opportunities and emerging trends in the Company's industry and/or business and to accurately forecast the related impact on the Company's revenues and earnings;

•
the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;
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TVTY Reports Second-Quarter Results

July 27, 2017

•
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business and leadership;

•
the Company's ability and/or the ability of its customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company's programs in a manner and within the timeframe anticipated by the Company;

•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•	the risks associated with changes in macroeconomic conditions;
•
the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or protected health information and lead to enforcement actions, fines and other litigation against the Company;

•	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed the Company's resources;
•	the Company's ability to service its debt and remain in compliance with its debt covenants;
•	the Company's ability to obtain adequate financing to provide the capital that may be necessary to support its operations;
•	the ability of the Company's customers to maintain the number of covered lives enrolled in the plans during the terms of its agreements;
•	counterparty risk associated with the Company's cash convertible notes hedges;
•
the risks associated with valuation of the cash convertible notes hedges and the cash conversion derivative, which may result in volatility to the Company's consolidated statements of comprehensive income (loss) if these transactions do not completely offset one another;

•	the impact of any new or proposed legislation, regulations and interpretations relating to Medicare or Medicare Advantage;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact on the Company's operations and/or demand for its services of future state and federal legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010;

•	current geopolitical turmoil, the continuing threat of domestic or international terrorism, and the potential emergence of a health pandemic or infectious disease outbreak; and
•	other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Tivity Health

Tivity Health, Inc. is a leading provider of fitness and health improvement programs, with strong capabilities in developing and managing network solutions. Through its existing three networks, SilverSneakers® - the nation's leading fitness program for older adults, Prime® Fitness and WholeHealth Living™, Tivity Health is focused on targeted population health for those 50 and over. With more than 14.5 million Americans eligible for SilverSneakers, over 10,000 fitness centers in the Prime Fitness Network, and more than 25 years of clinical and operational expertise in managing specialty health benefits and networks, including chiropractic services, physical therapy, occupational therapy, speech therapy, acupuncture, massage and complementary and alternative medicine (CAM) services, the Company touches millions of consumers across the country and works directly with hundreds of healthcare practitioners and many of the nation's largest payers and employers.  Learn more at www.tivityhealth.com.
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TVTY Reports Second-Quarter Results

July 27, 2017

TIVITY HEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

ASSETS

	June 30, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$7,796	$1,602
Accounts receivable, net	54,900	50,424
Prepaid expenses	4,225	3,409
Other current assets	2,193	2,250
Cash convertible notes hedges, current	160,876	—
Income taxes receivable	—	426
Total current assets	229,990	58,111

Property and equipment:
Leasehold improvements	10,338	10,144
Computer equipment and related software	25,097	23,024
Furniture and office equipment	8,153	8,670
Capital projects in process	1,633	2,079
	45,221	43,917
Less accumulated depreciation	(36,225)	(35,586)
	8,996	8,331

Other assets	8,406	6,688
Cash convertible notes hedges, long-term	—	48,361
Long-term deferred tax asset	47,346	59,562
Intangible assets, net	29,049	29,049
Goodwill, net	334,680	334,680
Total assets	$658,467	$544,782
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TVTY Reports Second-Quarter Results

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TIVITY HEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	June 30, 2017	December 31, 2016
Current liabilities:
Accounts payable	$25,649	$26,029
Accrued salaries and benefits	8,818	18,686
Accrued liabilities	35,242	33,623
Other current liabilities	327	397
Cash conversion derivative, current	160,876	—
Current portion of long-term debt	142,979	46,046
Current portion of long-term liabilities	4,895	7,582
Total current liabilities	378,786	132,363

Long-term debt	39,412	164,297
Cash conversion derivative, long-term	—	48,361
Other long-term liabilities	6,263	10,463

Stockholders' equity:

Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock $.001 par value, 120,000,000 shares authorized, 39,350,726 and 38,933,580 shares outstanding, respectively	39	39
Additional paid-in capital	346,185	341,270
Accumulated deficit	(84,036)	(119,327)
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	—	(4,502)
Total stockholders' equity	234,006	189,298
Total liabilities and stockholders' equity	$658,467	$544,782
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TVTY Reports Second-Quarter Results

July 27, 2017

TIVITY HEALTH, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands, except earnings (loss) per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenues	$138,914	$125,003	$279,884	$251,016
Cost of services (exclusive of depreciation and amortization of $648, $1,534, $1,305 and $3,064, respectively, included below)	99,071	88,879	201,470	180,258
Selling, general & administrative expenses	8,176	10,107	16,538	19,519
Depreciation and amortization	789	1,877	1,576	3,749
Restructuring and related charges	(52)	2	685	41

Operating income	30,930	24,138	59,615	47,449
Interest expense	4,130	4,176	7,964	8,281

Income before income taxes	26,800	19,962	51,651	39,168
Income tax expense	9,560	—	18,931	—

Net income from continuing operations	17,240	19,962	32,720	39,168
Loss from discontinued operations, net of income tax	(3,673)	(195,454)	(3,893)	(228,557)
Net income (loss)	13,567	(175,492)	28,827	(189,389)
Less: net income attributable to non-controlling interest	—	104	—	416
Net income (loss) attributable to Tivity Health, Inc.	$13,567	$(175,596)	$28,827	$(189,805)

Earnings (loss) per share attributable to Tivity Health, Inc. - basic:
Continuing operations	$0.44	$0.55	$0.84	$1.08
Discontinued operations	$(0.09)	$(5.41)	$(0.10)	$(6.34)
Net income (loss) (1)	$0.35	$(4.85)	$0.74	$(5.25)

Earnings (loss) per share attributable to Tivity Health, Inc. - diluted:
Continuing operations	$0.41	$0.54	$0.79	$1.06
Discontinued operations	$(0.09)	$(5.25)	$(0.09)	$(6.18)
Net income (loss) (1)	$0.32	$(4.72)	$0.70	$(5.12)

Comprehensive income (loss)	$17,957	$(175,656)	$33,329	$(188,507)

Weighted average common shares
and equivalents:
Basic	39,246	36,172	39,158	36,140
Diluted	42,369	37,227	41,456	37,043

(1) Figures may not add due to rounding.

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TVTY Reports Second-Quarter Results

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TIVITY HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income from continuing operations	$32,720	$39,168
Net loss from discontinued operations	(3,893)	(228,557)
Adjustments to reconcile net income (loss) to net cash provided by operating activities, net of business acquisitions:
Depreciation and amortization	1,589	25,324
Amortization of deferred loan costs	1,246	1,103
Amortization of debt discount	3,911	3,698
Share-based employee compensation expense	3,362	5,323
Loss on impairment of held for sale assets	—	156,198
Loss on sale of TPHS business	444	4,826
Loss on release of cumulative translation adjustment	3,044	—
Equity in income from joint ventures	—	(303)
Deferred income taxes	18,755	7,835
(Increase) decrease in accounts receivable, net	(4,398)	17,263
Decrease in other current assets	869	3,329
Decrease in accounts payable	(1,480)	(4,100)
(Decrease) increase in accrued salaries and benefits	(11,953)	4,989
Decrease in other current liabilities	(2,268)	(737)
Other	(1,888)	(3,124)
Net cash flows provided by operating activities	$40,060	$32,235

Cash flows from investing activities:
Acquisition of property and equipment	$(2,244)	$(10,330)
Investment in joint ventures	—	(865)
Proceeds from sale of MeYou Health	—	5,156
Other	—	(537)
Net cash flows used in investing activities	$(2,244)	$(6,576)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	274,425	242,301
Payments of long-term debt	(308,496)	(253,902)
Payments related to tax withholding for share-based compensation	(1,066)	(548)
Exercise of stock options	2,757	30
Deferred loan costs	(2,452)	—
Change in cash overdraft and other	1,558	(8,726)
Net cash flows used in financing activities	$(33,274)	$(20,845)

Effect of exchange rate changes on cash	$1,652	$538

Less: net increase in discontinued operations cash and cash equivalents	$—	$950

Net increase in cash and cash equivalents	$6,194	$4,402

Cash and cash equivalents, beginning of period	1,602	233

Cash and cash equivalents, end of period	$7,796	$4,635

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TVTY Reports Second-Quarter Results

July 27, 2017

TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
 (Unaudited)

Reconciliation of EBITDA from Continuing Operations, Non-GAAP Basis to Net Income from Continuing Operations, GAAP Basis
 (In thousands)

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016
	$ in thousands	$ in thousands
EBITDA from continuing operations, non-GAAP basis (1)	$31,719	$26,015
Depreciation and amortization	(789)	(1,877)
Interest expense	(4,130)	(4,176)
Income tax expense	(9,560)	—
Net income from continuing operations, GAAP basis	$17,240	$19,962

(1) EBITDA from continuing operations is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA from continuing operations in isolation or as a substitute for net income from continuing operations determined in accordance with accounting principles generally accepted in the United States.

Reconciliation of Adjusted Net Income from Continuing Operations
Per Share ("EPS"), Non-GAAP Basis to EPS, GAAP Basis

Six Months Ended June 30, 2017
Adjusted EPS, non-GAAP basis (2)	$0.82
EPS (loss) attributable to business separation costs (3)	(0.02)
EPS (loss) attributable to restructuring charges (4)	(0.01)
EPS guidance, GAAP basis (5)	$0.79

(2) Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to business separation expenses and restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(3) EPS (loss) attributable to business separation costs consists of pre-tax charges of $1,639,000 related to the separation of the Network Solutions business from the disposed total population health business.  The tax rate applied to these costs was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(4) EPS (loss) attributable to restructuring charges consists of pre-tax charges of $685,000 associated with the 2016 restructuring of corporate support infrastructure.  The tax rate applied to these restructuring charges was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(5) Figures may not add due to rounding.

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Reconciliation of Adjusted EPS Guidance, Non-GAAP Basis
to EPS Guidance, GAAP Basis

Fiscal Year Ending December 31, 2017
Adjusted EPS guidance, non-GAAP basis (6)	$1.50 - 1.58
EPS (loss) guidance attributable to business separation costs (7)	(0.02)
EPS (loss) guidance attributable to restructuring charges (8)	(0.01)
EPS guidance, GAAP basis	$1.47 – 1.55

(6) Adjusted EPS guidance is a non-GAAP financial measure.  The Company excludes EPS (loss) guidance attributable to business separation expenses and restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(7) EPS (loss) guidance attributable to business separation costs consists of pre-tax charges of $1,639,000 related to the separation of the Network Solutions business from the disposed total population health business.  The tax rate applied to these costs was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(8) EPS (loss) guidance attributable to restructuring charges consists of pre-tax charges of $737,000 associated with the 2016 restructuring of corporate support infrastructure.  The tax rate applied to these restructuring charges was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

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